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                                                               EXHIBIT 3(a)

                         ARTICLES OF INCORPORATION

                                     OF

                           CREDIT CONCEPTS, INC.

     The undersigned natural person of the age of 18 years of more, acting as Incorporator under the Oregon Business Corporation Act, adopts the following Articles of Incorporation:

                                 ARTICLE I
                            NAME OF CORPORATION

     The name of the corporation is CREDIT CONCEPTS, INC.

                                 ARTICLE II
                             AUTHORIZED SHARES

     The aggregate number of shares that the Corporation shall have authority to issue is 1,000 shares without par value.

                                ARTICLE III
                                  PURPOSE

     The purpose for which the Corporation is organized is to engage in any lawful activity for which corporations may be organized under the Oregon Business Corporation Act.

                                 ARTICLE IV
                        REGISTERED AGENT AND OFFICE

     The name of the initial Registered Agent and address of the initial Registered Agent is:

          Thomas W. Palmer
          2149 Centennial Plaza, Suite 2
          Eugene, OR 97401

                                 ARTICLE V
                             BOARD OF DIRECTORS

     The members of the governing board shall be known as the Board of Directors, and the number thereof shall be fixed by the Bylaws of the Corporation. The initial Board of Directors shall consist of three Directors whose names and addresses are:

          Ted W. Palmer                 Thomas W. Palmer
          PO Box 1680                   2149 Centennial Plaza, Suite 2
          Newport, WA 99156             Eugene, OR 97401

          Eugene C. Albert
          2149 Centennial Plaza, Suite 2
          Eugene, OR 97401


                                 ARTICLE VI
                           LIABILITY OF DIRECTORS

     No Director shall be liable to the Corporation or its Shareholders for monetary damages arising out of conduct as a Director, except for:

     A. Any breach of the Director's duty of loyalty to the Corporation or its Shareholders;

     B. Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     C.   Any unlawful distribution under ORS 60.367; or

     D. Any transaction from which the Director derived an improper personal benefit.

                                ARTICLE VII
                                INCORPORATOR

     The name and address of the Incorporator signing the Articles of Incorporation is:

          Eugene C. Albert
          2149 Centennial Plaza, Suite 2
          Eugene, OR 97401

                                ARTICLE VIII
                            ADDRESS FOR NOTICES

     All notices should be mailed to the Corporation at 2149 Centennial Plaza, Suite 2, Eugene, OR 97401

     DATED this 20th day of January, 1998.


                                   ____________________________________
                                   Eugene C. Albert
                                   Incorporator

STATE OF OREGON     )
                    )ss.
County of Lane      )

     I, the undersigned Incorporator, declare under the penalties of perjury that I have examined the foregoing, and that to the best of my knowledge and belief, it is true, correct and complete.

                                   ____________________________________
                                   Eugene C. Albert

     SUBSCRIBED AND SWORN to before me this 20th day of January, 1998.


                                   ____________________________________
                                   NOTARY PUBLIC FOR OREGON
                                   My Commission Expires:______________


Person to contact about this filing:
Robert A. Smejkal, Attorney
Telephone:  (541) 345-3330